UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

On September 22, 2017, Farmland Partners Inc. (the “Company”), Farmland Partners Operating Partnership, LP (the “Operating Partnership”) and a wholly owned subsidiary of the Operating Partnership entered into a purchase agreement (the “Purchase Agreement”) with Olam International (“Olam”) to acquire three tree nut ranches in California comprising an aggregate of approximately 5,100 acres (collectively, the “Properties”) for total consideration of $110 million in cash. The Purchase Agreement contains certain customary representations, warranties and covenants of the parties, and the acquisition of the Properties is expected to close in November 2017, subject to the satisfaction of certain customary closing conditions.

In connection with the closing pursuant to the Purchase Agreement, the Company expects to enter into a 25-year triple-net lease agreement with Olam on a revenue share basis with respect to the Properties (the “Lease”). During the term of the Lease, Olam will be responsible for the operation, maintenance and improvements on the Properties and will have a right of first refusal on the Properties.

There can be no assurances that the acquisition will be completed, or that the Lease will be entered into, on the expected timeline, on the expected terms or at all.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, statements regarding the completion of the pending acquisition and the expected terms of the Lease. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include satisfaction of the closing conditions to the Purchase Agreement described above and other risks detailed under “Risk Factors” in the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on February 23, 2017 and in other filings the Company makes with the Securities and Exchange Commission from time to time. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: September 22, 2017	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer

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